                                   EXHIBIT 5.1

               [Paul, Hastings, Janofsky & Walker LLP Letterhead]

                               September 27, 2000

FutureLink Corporation
2 South Pointe Drive
Lake Forest, CA 92630

     Re:      FutureLink Registration Statement on Form SB-2


Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to FutureLink Corp., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on or about the date hereof, with respect to the offering from time to time by certain shareholders of the Company ("Selling Shareholders"), as detailed in the Registration Statement, of 3,025,350 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), consisting of (i) 2,698,562 shares of common stock currently issued and outstanding (the "Outstanding Shares") and (ii) 326,788 shares of common stock which are issuable upon exercise of certain warrants (collectively the "Warrants" and each a "Warrant") which are currently issued to various selling shareholders. (The "Warrant Shares").

         In connection with this opinion, we have examined the Articles of Incorporation of the Company, as amended, and on file with the Delaware Secretary of State; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Warrants; and the Registration Statement and the exhibits thereto. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents

September 27, 2000
Page 2


of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

     Based on and subject to the foregoing, as of the date hereof, we are of the opinion that

     (1) the Outstanding Shares are legally issued, fully paid and nonassessable; and

     (2) when issued as described in and in accordance with the terms of each respective Warrant, and upon receipt by the Company of the consideration provided for in each respective Warrant, the Warrant Shares will be legally issued, fully paid and nonassessable.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,



                                    /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP